                             SUB-ADVISORY AGREEMENT

AGREEMENT  made as of the 15th  day of  June,  2004,  by and  between  AssetMark
Investment Services, Inc., a California corporation (the "Advisor"), and Goldman
Sachs   Asset   Management,   L.P.,   a  Delaware   limited   partnership   (the
"Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers  Act") and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant to an Investment  Advisory  Agreement dated May 11, 2001 (the "Advisory
Agreement")  with AssetMark  Funds (the  "Trust"),  a Delaware  statutory  trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"),  currently consisting of several separate series of shares,  each having its own  investment  objectives  and  policies and which is authorized to create more series; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires to retain  Sub-Advisor  to assist it in the provision of a continuous  investment program for that portion of one or more of the Trust's  series' (each a "Fund") assets which the Advisor will assign to the
Sub-Advisor (the "Sub-Advisor Assets"), and the Sub-Advisor is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees  of, the Trust and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same skill and care in performing its services under this Agreement as the  Sub-Advisor  exercises in  performing  similar  services with respect to
other   fiduciary   accounts   for  which   the   Sub-Advisor   has   investment
responsibilities.

     2. Duties of Sub-Advisor.

          (a) Investments. The Sub-Advisor is hereby authorized and directed and hereby agrees,  subject to the stated investment  objectives,  policies and restrictions  of each  Fund as set  forth  in such  Fund's  prospectus  and
     statement  of  additional   information  as  currently  in  effect  and  as
     supplemented or amended from time to time (collectively  referred to as the
     "Prospectus")  and subject to the directions of the Advisor and the Trust's
     Board  of  Trustees,  to  purchase,  hold  and  sell  investments  for  the
     Sub-Advisor  Assets and to monitor such  investments on an ongoing basis to ensure that the investments continue to be appropriate.  In providing these services,  the  Sub-Advisor  will conduct an ongoing program of investment, evaluation  and, if appropriate,  sale and  reinvestment of the Sub-Advisor
     Assets.   The  Advisor  agrees  to  provide  the  Sub-Advisor   information
     concerning  a  Fund,  its  assets  available  or to  become  available  for investment,  and generally as to the  conditions of a Fund's or the Trust's affairs.

          (b) Compliance with Applicable  Laws and Governing  Documents.  In the performance  of its  duties  and  obligations  under  this  Agreement,  the
     Sub-Advisor  shall with respect to  Sub-Advisor  Assets,  act in conformity with the Trust's Declaration of Trust and By-Laws, the Prospectus(es),  and
     with the instructions  and directions  received in writing from the Advisor or the  Trustees  of the  Trust and will  conform  to and  comply  with the requirements  of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered investment companies and Sub-Advisors duties under this Agreement. The Advisor will provide the Sub-Advisor with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they  may  affect a Fund or the  duties  of the  Sub-Advisor,  and with the copies  of any  financial  statements  or  reports  made  by a Fund  to its
     shareholders,   and  any  further   materials  or  information   which  the
     Sub-Advisor  may  reasonably  request to enable it to perform its functions under this Agreement.

          The Advisor  will  provide the  Sub-Advisor  with  reasonable  advance notice,  in  writing,  of any  change  in a Fund's  investment  objectives, policies and restrictions as stated in the Prospectus, or any change to the
     Trust's  Declaration of Trust or By-Laws and the Sub-Advisor  shall, in the performance of its duties and obligations under this Agreement,  manage the
     Sub-Advisor  Assets consistent with such changes,  provided the Sub-Advisor has received  such prior notice of the  effectiveness  of such changes from the Trust or the  Advisor.  In addition to such notice,  the Advisor  shall provide to the Sub-Advisor a copy of a modified Prospectus  reflecting such changes.  The  Sub-Advisor  hereby  agrees to provide  to the  Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its  relationship  to, and  actions  for, a Fund as may be  required  to be contained in the  Prospectus  or in the Trust's  registration  statement on
     Form N-1A.

          (c) Voting of Proxies.  The Sub-Advisor  shall have the power to vote, either  in  person or by proxy,  all  securities  in which the  Sub-Advisor
     Assets may be invested from time to time, and shall not be required to seek instructions  from the Advisor,  the Trust or a Fund. At the request of the
     Trust, the Sub-Advisor shall provide its  recommendations  as to the voting of such proxies. The Sub-Advisor shall also provide its Proxy Voting Policy
     (the "Policy") and will provide the Advisor with any material  amendment to the Policy within a reasonable  time after such amendment has taken effect.
     If both the  Sub-Advisor  and another entity managing assets of a Fund have invested in the same security,  the  Sub-Advisor and such other entity will each have the power to vote its pro rata share of the security.

          (d) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided that, the Sub-Advisor's  actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  Sub-Advisors  duties  under  this
     Agreement and the Trust's governing documents.

          (e)  Brokerage.  The  Sub-Advisor  will place  orders  pursuant to the
     Sub-Advisor's investment determinations for a Fund either directly with the issuer or with any broker or dealer.  In executing  portfolio  transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on  behalf  of a Fund  the best  overall  execution  available.  In assessing  the  best  overall  terms  available  for any  transaction,  the
     Sub-Advisor  shall consider all factors that it deems  relevant,  including the breadth of the market in the security,  the price of the security,  the financial  condition and execution  capability of the broker or dealer, and the  reasonableness  of the  commission,  if any,  both  for  the  specific transaction and on a continuing basis. In evaluating the best overall terms available,  and in  selecting  the  broker-dealer  to execute a  particular transaction  the  Sub-Advisor  may also consider the brokerage and research services  (as those  terms are defined in Section  28(e) of the  Securities
     Exchange Act of 1934, as amended)  provided to a Fund and/or other accounts
     over  which  the  Sub-Advisor  may  exercise  investment  discretion.   The
     Sub-Advisor  is  authorized,  subject to the prior  approval of the Trust's
     Board of Trustees, to pay to a broker or dealer who provides such brokerage and research  services a commission  for executing a portfolio  transaction for any of the Funds that is in excess of the amount of commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer ,  viewed in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund. In addition,  the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio  securities to brokers or dealers  (including brokers and dealers that are affiliated with the Advisor,  the Sub-Advisor,
     the  Trust's  principal   underwriter,   or  other   sub-advisors)  if  the
     Sub-Advisor believes that the quality of the transaction and the commission are  comparable  to what they  would be with  other  qualified  firms,  and provided that the  transactions  are consistent  with the Trust's 17e-1 and
     10f-3 procedures.  The Advisor has identified all broker-dealers affiliated with either the Trust or Advisor (or the other Sub-Advisors of the Fund, to the extent such information is necessary for the Sub-Advisor to comply with applicable  federal  securities laws), other than those whose sole business
     is  the  distribution  of  mutual  fund  shares,   who  effect   securities
     transactions for customers. Advisor shall promptly furnish a written notice to Sub-Advisor if the  information so provided is no longer  accurate.  The
     Sub-Advisor  shall not bear any  responsibility  and shall be released from any  obligation or cost which results from entering into a trade that,  but
     for  Advisor's   failure  to  notify  the   Sub-Advisor  of  an  affiliated
     relationship,  would have been effected  pursuant to Rule 17a-7, Rule 17e-1 or Rule 10f-3.

          The Sub-Advisor acknowledges that the Advisor and Trust intend to rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  Sub-Advisor  to the Trust with respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions of Trust assets.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions of federal  securities laws and shall provide the Advisor  with  periodic  reports  describing  such agency cross transactions that the  Sub-Advisor's  compliance with Rule 206(3)-2 and any other  applicable  provisions of federal  securities  laws. By execution of this agreement, the Advisor authorizes the Sub-Advisor or its affiliates to engage in agency cross  transactions,  as described  above. The Advisor may revoke its consent at any time by written notice to the Sub-Advisor.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its  fiduciary  obligation to the  Sub-Advisor  Assets and other clients, the Sub-Advisor,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation to,  aggregate the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage  commissions  and  efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses  incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor  considers to be,  over  time,  the most  equitable  and  consistent  with its  fiduciary obligations to the Sub-Advisor's Assets and to such other clients.

          (f) Securities Transactions.  In no instance, however, will any Fund's portfolio  securities  be  purchased  from  or  sold  to the  Advisor,  the
     Sub-Advisor, the Trust's principal underwriter, or any affiliated person of either the Trust,  the Advisor,  the  Sub-Advisor or the Trust's  principal underwriter,  acting as principal in the transaction,  except to the extent permitted by the SEC and the 1940 Act including section 17a-7 thereof.

          The   Sub-Advisor,   including  its  Access  Persons  (as  defined  in
     subsection  (e) of Rule 17j-1  under the 1940 Act),  agrees to observe  and comply with Rule 17j-1 and its Code of Ethics  (which  shall  comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual  basis,  the  Sub-Advisor  will comply with the reporting  requirements  of  Rule  17j-1,  which  may  include  either  (i)
     certifying to the Advisor that the  Sub-Advisor and its Access Persons have complied  with  the  Sub-Advisor's  Code  of  Ethics  with  respect  to the
     Sub-Advisor  Assets, or (ii) identifying any violations which have occurred with respect to the  Sub-Advisor  Assets and (iii)  certifying  that it has adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating  the  Sub-Advisor's  Code of Ethics.  The  Sub-Advisor  will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.

          (g)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant  to  the  provisions  of  Rule  31a-1  and  Rule  31a-2 promulgated  under the 1940 Act which are  prepared  or  maintained  by the
     Sub-Advisor  on behalf of the Trust are the  property of the Trust and will be surrendered  promptly to the Trust on request.  The Sub-Advisor  further agrees to preserve for the periods  prescribed in Rule 31a-2 under the 1940
     Act the records  required to be maintained  under Rule 31a-1 under the 1940
     Act.

          (h) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor  also will  inform the  Advisor in a timely  manner of material changes in portfolio  managers  responsible  for  Sub-Advisor  Assets,  any changes in the ownership or management of the  Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  Upon reasonable  request,  the
     Sub-Advisor will make available its officers and employees to meet with the
     Trust's Board of Trustees to review the Sub-Advisor Assets.

          Upon reasonable request from the Advisor,  the Sub-Advisor  (through a qualified  person) will  reasonably  assist the valuation  committee of the
     Trust or the Advisor in valuing  securities of the Trust as may be required from time to time,  including  making  available  information  of which the
     Sub-Advisor has knowledge related to the securities being valued;  however,
     Advisor and Trust  acknowledge,  that the Advisor or their  pricing  agents shall assume all responsibility for valuation decisions.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a Sub-Advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers Act, the Securities Act of 1933, as
     amended (the "Securities Act") and any rule or regulation thereunder.

          (i) Custody  Arrangements.  The Sub-Advisor shall on each business day provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (j) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by applicable law.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom  of  Sub-Advisor  or any  affiliated  person  of  Sub-Advisor  to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations or to engage in other business activities.  It is understood  that  Sub-Advisor  may give  advice  and take  action  for its other clients  which may differ from advice  given,  or the timing or nature of action taken, for a Fund.  Sub-Advisor is not obligated to initiate  transactions for a
Fund in any security which Sub-Advisor, its principals,  affiliates or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  Sub-Advisor  will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the costs of securities, commodities and other investments (including brokerage  commissions  and other  transaction  charges,  if any)  purchased  or otherwise acquired, or sold or otherwise disposed of for a Fund. The Sub-Advisor shall, at its sole expense,  employ or associate  itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under  this  Agreement.  The  Trust or the  Advisor,  as the case may be,  shall reimburse the Sub-Advisor for any expenses as may be reasonably  incurred by the
Sub-Advisor,  at the  request  of and on  behalf of a Fund or the  Advisor.  The
Sub-Advisor  shall  keep and  supply  to the Trust  and the  Advisor  reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  Advisor under the
     Advisers Act;

          (b) The Sub-Advisor is a Delaware  limited  partnership duly organized and  validly  existing  under the laws of the state of  Delaware,  with the power to own and possess its assets and carry on its  business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official  is  required on the part of the  Sub-Advisor  for the  execution, delivery and  performance  by the  Sub-Advisor of this  Agreement,  and the execution, delivery and performance by the Sub-Advisor of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable  law,  rule or  regulation,  (ii)  the  Sub-Advisor's  governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor
     (a copy of which is attached as Exhibit B to this  Agreement) is a true and complete  copy  of the  form  as  currently  filed  with  the  SEC  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form
     ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of the Advisor for the execution, delivery and  performance  by the  Advisor  of this  Agreement,  and the  execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation,   (ii)  the  Advisor's  governing  instruments,  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d) The Form ADV of the Advisor as provided  to the  Sub-Advisor  is a true and complete copy of the form as currently  filed with the SEC and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading;

          (e) The Advisor  shall  provide to the  Sub-Advisor a complete copy of each amendment to its for ADV.

          (f)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's  Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement; and

          (g) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement.

          (h) The Trust and the Adviser agree that the Sub-Adviser shall have no responsibility or liability  arising out of any  non-compliance by the Fund or the Adviser with anti-money laundering  regulations.  The Adviser hereby certifies that the Adviser has implemented an anti-money laundering program and a customer  identification  program  ("CIP")  that each comply with the requirements of applicable  law,  including the Bank Secrecy Act and U.S.A.
     PATRIOT of 2001 and the regulations  promulgated  thereunder,  and that the
     Adviser will perform the  requirements of such programs with respect to the investors in the Fund.

          (i) The Advisor and the Trust have policies and procedures designed to detect and deter disruptive trading  practices,  including "market timing", and Advisor and Trust agree that they will continue to enforce and abide by such policies and procedures, as amended from time to time, and comply with all  existing  and future laws  relating to such matters or to the purchase and sale of interests in the Fund generally.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 6 and 7,  respectively,  shall  survive for the duration of this  Agreement  and the  parties  hereto  shall  promptly  notify each other in writing  upon  becoming  aware  that any of the  foregoing  representations  and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or  negligence in the  performance  of its duties,  or by reason of reckless  disregard of its  obligations and duties hereunder,  except  as  may  otherwise  be  provided  under  provisions  of applicable  state law which cannot be waived or modified  hereby.  Under no circumstances  shall the  Sub-Adviser be liable for any loss arising out of any act or omission taken by another Sub-Advisor, or any other third party, in  respect  of any  portion  of the  Trust's  assets  not  managed  by the
     Sub-Advisor pursuant to this Agreement.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Adviser  Indemnified  Persons")  for any  liability  and expenses,  including  reasonable  attorneys' fees,  which the Advisor,  the
     Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful  misfeasance,  bad faith, negligence,  or  reckless  disregard  of its  duties  hereunder;  provided, however, that the Sub-Advisor  Indemnified Persons shall not be indemnified for any  liability  or expenses  which may be  sustained as a result of the
     Advisor's willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor  Indemnified  Persons") for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in  connection  with,  the  Advisor's  breach of this  Agreement  or its representations  and  warranties  herein  or as a result  of the  Advisor's willful  misfeasance,  bad faith,  negligence,  reckless  disregard  of its duties hereunder or violation of applicable law;  provided,  however,  that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  negligence,  or reckless  disregard of its duties hereunder.

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date of execution (the "Effective Date."),  until two years from the Effective Date, and thereafter, for periods of one year so long as such continuance  thereafter is specifically approved at least annually (a)
     by the  vote of a  majority  of those  Trustees  of the  Trust  who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such  approval,  and (b) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the  Trustees of the Trust,  the vote of a majority  of the  outstanding voting  securities of the Fund,  or the Advisor,  in each case, on not less than 30 days nor more than 60 days written  notice to the  Sub-Advisor,  or
     (2) the  Sub-Advisor on not less than 30 days nor more than 60 days written notice to the Advisor and the Trust.  This Agreement may also be terminated as to any Fund at any time by any party  hereto  immediately  upon  written notice to the other  parties in the event of a breach of any  provision  to this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule,
     Exemptive Relief, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a  proposed  change in  control of the  Sub-Advisor  which  would act to terminate this Agreement, if a vote of shareholders to approve continuation of this  Agreement  is at that time  deemed by  counsel  to the Trust to be required by the 1940 Act or any rule or regulation thereunder,  Sub-Advisor
     agrees  to  assume  all  reasonable   costs   associated   with  soliciting
     shareholders  of  the   appropriate   Fund(s)  of  the  Trust,  to  approve
     continuation  of  this  Agreement.  Such  expenses  include  the  costs  of preparation and mailing of a proxy statement, and of soliciting proxies.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board  of  Trustees  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such approval is required by applicable law, and unless  otherwise permitted  pursuant to exemptive relief granted by the SEC or No Action position granted  by the  SEC or  its  staff,  by a vote  of  the  majority  of a  Fund's outstanding securities.

     13.  Confidentiality.  Subject to the duties of the Advisor, the Trust (and each Fund),  and the Sub-Advisor to comply with  applicable  law,  including any demand of any regulatory or taxing  authority having  jurisdiction,  the parties hereto shall treat as confidential all information  pertaining to a Fund and the actions  of the  Sub-Advisor,  the  Advisor,  the  Trust,  and a Fund in respect thereof.  In  accordance  with  Section  248.11  of  Regulation  S-P  (  17  CFR
248.1-248.30),   Sub-Advisor  will  not  directly,   or  indirectly  through  an
affiliate, disclose any non-public personal information,  except as permitted or required  by law , as  defined  in Reg.  S-P,  received  from  the  Trust or the
Advisor,  regarding any  shareholder,  to any person that is not affiliated with the  Trust  or with  Sub-Advisor,  and,  provided  that,  any  such  information disclosed to an affiliate of Sub-Advisor  shall be under the same limitations on non-disclosure.

     14.  Use of  Sub-Advisors  Names.  During the term of this  Agreement,  the
Advisor  agrees  to  furnish  the  Sub-Advisor  at  its  principal   office  all
prospectuses,  proxy  statements,  reports to shareholders,  sales literature or other material  prepared for  distribution  to  shareholders  of the Fund or the public,  which refer to the Sub-Advisor in any way, prior to use thereof and not to  use  material  without  the  Sub-Advisor's  prior  written  approval.  Sales literature  may be furnished to the  Sub-Advisor  hereunder  by  first-class  or overnight  mail,  facsimile  transmission  equipment  or  hand  delivery.

     It is understood  that the name "Goldman,  Sachs & Co." or "Goldman Sachs" or any derivative  thereof,  and any tradename,  trademark,  trade device,  service mark,  symbol or logo associated with those names, are the valuable  property of the  Sub-Advisor  or its affiliates and that the Adviser has the right to use to such name (or  derivative  or logo),  in offering  materials or  promotional  or sales-related materials of the Fund, only with the prior written approval of the
Sub-Advisor,  such approval not to be unreasonably  withheld, and for so long as the Sub-Advisor is Sub-Advisor of the Fund.  Notwithstanding the foregoing,  the
Sub-Advisor's  approval is not required when (i) previously  approved  materials are  re-issued  with  minor  modifications,  (ii) the  Advisor  and  Sub-Advisor identify materials which they jointly determine do not require the Sub-Advisor's approval  and  (iii)  used  as  required  to be  disclosed  in the  registration statement of the Fund.  Upon  termination  of this  Agreement,  the Fund and the
Advisor shall forthwith cease to use such name (or derivative or logo), although the Advisor may continue to use such name (or  derivative  or logo) as permitted by other then current Sub-Advisory  agreements which the Advisor and Sub-Advisor have executed.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a) If to the Advisor:
              AssetMark Investment Services, Inc.
              2300 Contra Costa Blvd., Suite 425
              Pleasant Hill, CA 94523-3967
              Attn:  Ronald D. Cordes

          (b) If to the Sub-Advisor:
              Goldman Sachs Asset Management, L.P.
              32 Old Slip, 32nd Floor
              New York, NY 10005
              Attn: Scott Kilgallen

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first written above.

                                     ADVISOR
                                     ASSETMARK INVESTMENT SERVICES, INC.

                                     By:__________________________________
                                     Name: Ronald D. Cordes
                                     Title: President

                                     SUB-ADVISOR

                                     By:__________________________________
                                     Name: James A. McNamara
                                     Title: Managing Director

                                      DRAFT
                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

                   BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
                    AND GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                                  June 15, 2004

                      AssetMark Core Plus Fixed Income Fund

FEE SCHEDULE
------------

         ASSETS                                               COMPENSATION
         ------                                               -------------
         First $50 million                                    27.0 basis points
         Next $50 million                                     22.5 basis points
         Next $200 million                                    18.0 basis points
         Next $200 million                                    13.5 basis points
         Next $700 million                                    10.8 basis points
         All assets in excess of $1.2 billion                 Negotiable

                                    EXHIBIT B

                      Goldman Sachs Asset Management, L.P.

                                    FORM ADV

                                 (Please attach)